                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Firstwave Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          FIRSTWAVE TECHNOLOGIES, INC.
                                   SUITE 1000
                             2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339


                                                                 April 2, 1999

Dear Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the "Company"), which will be held at 2:00 p.m. on Thursday, May 6, 1999, at the Company's Corporate Offices, 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339.

         The principal business of the meeting will be to elect directors for the ensuing year. During the meeting, we will review the results of the past year and report on significant aspects of our operations for 1999.

         YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please take the time to complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.


                                                 Sincerely yours,



                                                 Richard T. Brock
                                                 President and Chief Executive
                                                  Officer

                          FIRSTWAVE TECHNOLOGIES, INC.
                                   SUITE 1000
                             2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The 1999 Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the "Company") will be held at 2:00 p.m. on Thursday, May 6, 1999, at the Company's Corporate Offices, 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339. The meeting is called for the following purposes:

(1)      To elect directors for the ensuing year;

(2) To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 23, 1999 as the record date for the purpose of determining the shareholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.


                                         By order of the Board of Directors,



                                         Richard T. Brock
                                         President and Chief Executive Officer


April 2, 1999
Atlanta, Georgia


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

                          FIRSTWAVE TECHNOLOGIES, INC.
                                   SUITE 1000
                             2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                                PROXY STATEMENT

         This Proxy Statement is furnished by and on behalf of the Board of Directors of Firstwave Technologies, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on Thursday, May 6, 1999, at the Company's Corporate Offices, 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 2, 1999 to the Company's shareholders of record on the Record Date, as defined below.

         THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.


                            SHARES ENTITLED TO VOTE

         Proxies will be voted as specified by the shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, no par value per share ("Common Stock"), of the Company represented thereby will be voted FOR the election as directors of the nominees listed in this Proxy Statement. The submission of a signed proxy will not affect a shareholder's right to attend and to vote in person at the Annual Meeting. A shareholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

         Only holders of record of Common Stock as of the close of business on March 23, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 5,152,588 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld, abstentions and broker non-votes are counted in determining whether a quorum exists.

         Under Georgia Law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Accordingly, shares with respect to which authority to vote is withheld will not be included in vote totals and will not be considered in determining the outcome of the vote.

         Any other matters that may properly come before the Annual Meeting requires the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of either of such proposals or any other matter properly brought before the Annual Meeting and therefore will not affect the outcome of any such vote.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Board of Directors of the Company presently consists of five members. The current terms of all existing directors expire upon the election and qualification of the directors to be selected at this Annual Meeting. The Board of Directors has nominated Richard T. Brock, John F. Keane, Michael T. McNeight, James R. Porter, and Roger A. Babb for re-election to the Board of Directors at the Annual Meeting, each to serve until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

         All Shares represented by properly executed proxies received in response to this solicitation and not revoked before they are exercised will be voted in the manner specified therein by the shareholders. If no specification is made, the proxy will be voted FOR the election of the nominees listed in this Proxy Statement to the Board of Directors. Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable or will decline to serve as a director.

         Shareholders may withhold their votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card. Shareholders may withhold their votes from any particular nominee by writing that nominee's name in the space provided for that purpose on the enclosed proxy card.

         Set forth below is certain information furnished to the Company by each nominee.

DIRECTOR NOMINEE BIOGRAPHICAL INFORMATION
RICHARD T. BROCK
Age:  51

         Mr. Brock has served on the Board of Directors since the Company's inception in October 1984, and currently serves as the Company's President and Chief Executive Officer. He also served as the Company's Chief Executive Officer from October 1984 until November 1992, and from November 1994 until December 1996. Mr. Brock is the founder of Brock Capital Partners, a capital investment firm. He is also a director of Datastream Systems, Inc., a leading provider of maintenance software. Prior to founding the Company, Mr. Brock founded and served as Chief Executive Officer of Management Control Systems, Inc., now a division of Research Institute of America. Mr. Brock received an MBA from Louisiana State University and a BS from Spring Hill College. He is also a Certified Public Accountant.

JOHN F. KEANE
Age:  67

         Mr. Keane has been a director of the Company since December 1997. He is Chairman and Chief Executive Officer of Keane, Inc., an application development, outsourcing and integration services firm, which he founded in 1965. Previous to this, Mr. Keane held various positions in marketing for IBM and was a consultant for Arthur D. Little. He serves as a director of EG&G, a global technology company that supplies products and technical services to industrial and governmental markets. He is a graduate of Harvard College and Harvard School of Business.

MICHAEL T.  MCNEIGHT
Age:  54

         Mr. McNeight has been a director of the Company since May 1998. He has served as Vice President of Sales Operations of Internet Security Systems, Inc., a software company providing network security analysis and intrusion detection systems, since 1996. From 1995 to 1996, Mr. McNeight was Senior Vice President at TSW International, Inc., a leading supplier of plant performance and maintenance management software. From 1993 through 1994, he served as Vice President and then President and Chief Executive Officer of Aurum Software, Inc., a leading software company specializing in sales, marketing and customer support automation. He received his BA from Oklahoma State University and his MS from Texas Christian University.

JAMES R. PORTER
Age:  63

         Mr. Porter has been a director of the Company since the Company's initial public offering in March 1993. He served from September 1985 until February 1997 as President, Chief Executive Officer and a director of Triad Systems Corporation, a provider of business and information management solutions for the retail hard lines industry and the automotive aftermarket, and now serves as Chairman of the Board. Previously, he served in executive capacities at Informatics General Corporation and United Systems International. Mr. Porter serves on the Board of Regents of Pepperdine University and on the Board of Trustees of Abilene Christian University. Mr. Porter is also a director of Silicon Valley Bank, Cardone Industries, Inc., and Cellular Technology Services. Mr. Porter earned his BS from Texas A&M and attended Harvard Graduate School of Business.

ROGER A. BABB
Age:  52

         Mr. Babb has been a Director of the Company since March 26, 1999. He is President of Operation Simulation Associates, Inc., a software company developing power system simulation software and providing consulting services to the electric power industry, which he founded in 1983. He is also Chief Executive Officer of Babb Cellular Concrete International and Chief Financial Officer of Babb Lumber Company, Inc., related building material manufacturing companies. Mr. Babb brings experience in the management of software development, technical competence and financial expertise to the Board. He earned his BS in Electrical Engineering from the Georgia Institute of Technology.


      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
              ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.


ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Company's Board of Directors held four meetings and two telephonic meetings during 1998. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. No director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served.

         The Audit Committee was formed in May 1993; and for 1998 consisted of Messrs. John F. Keane, Said Mohammadioun and James Porter, until May 7, 1998, when Mr. Mohammadioun resigned. Mr. Michael T. McNeight was elected to the Board of Directors and appointed to the Audit Committee on May 7, 1998, with Mr. Keane serving as Chairman during 1998. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, reviewing and making recommendations to the Board regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The Audit Committee met twice during 1998.

         The Compensation Committee also was formed in May 1993; and for 1998 consisted of Messrs. Brock, Keane, Mohammadioun and Porter until May 7, 1998, when Mr. Mohammadioun resigned. Mr. McNeight was elected to the Board and appointed to the Compensation Committee on May 7, 1998, with Mr. Porter serving as Chairman during 1998. Mr. Brock resigned from the Compensation Committee effective March 26, 1999. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, making recommendations to the Board regarding compensation arrangements for senior management of the Company (including annual bonus compensation), the adoption of any compensation plans in which management is eligible to participate and the grants of stock options or other benefits under such plans. The Compensation Committee met once during 1998.

         During 1998, each non-management director of the Company received an annual retainer of $5,000 and a fee of $2,500 for each day on which he attended a Board or committee meeting. During 1998, Messrs. Keane, Porter and Brock were each granted options to purchase a total of 5,000 shares of Common Stock. Mr. Keane, at his first Board meeting on February 3, 1998, was also granted options to purchase a total of 20,000 shares of Common Stock. Mr. McNeight, at his first Board meeting on May 7, 1998, was granted options to purchase a total of 20,000 shares of Common Stock. All such options were granted at fair market value on the date of grant. All directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

EXECUTIVE OFFICERS

         The executive officers of the Company serve at the discretion of the Board of Directors. At the end of 1998, the executive officers of the Company consisted of R. Douglas MacIntyre, Lisa M. Campbell, Kenneth Schultz, and Judith A. Vitale. Ms. Campbell and Mr. Schultz left the Company in early 1999. Set forth below is certain information furnished by each of the current officers of the Company.

KATE C. DEVER
AGE:  39

         Ms. Dever joined the Company in April 1999 as the Vice President of Development and Support. In 1993, she founded MultiSoft Incorporated, a new technology business offering leading edge solutions and providing technical support. Prior to 1993, Ms. Dever was employed by Price Waterhouse in their network technology branch, by Texas Tech Computer Center in systems programming, by AT&T as a manager administering large systems database technology, and by IBM as a Communications Specialist. Ms. Dever received a BS in Management Science from the Georgia Institute of Technology.

JUDITH A. VITALE
Age:  44

         Ms. Vitale has served the Company as Director of Finance and Administration since March 1996. Prior to that time, she held various positions with the Company since its formation in October 1984, including Manager of Administration, Manager of Finance, and Corporate Controller. From 1979 until the formation of the Company, Ms. Vitale was the Manager of Administration at Management Control Systems, Inc., also founded by Mr. Brock, and now a division of Research Institute of America.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of its directors and executive officers complied during 1998 with all applicable Section 16(a) filing requirements. Messrs. Keane, Porter and Brock filed Forms 5 in February, 1999, showing the grants of options from November 1998.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein and (iv) all directors and current executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of March 23, 1999. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.


                                                                Amount and Nature     Percent
                                                                  of Beneficial         of
Name of Beneficial Owner                                            Ownership          Class
------------------------                                        -----------------     --------

Richard T. Brock(1) ...................................            1,773,224 (2)         34.4
R. Douglas MacIntyre ..................................              180,000 (2)          3.5
James R. Porter .......................................               19,800 (2)            *
John F. Keane .........................................                5,000 (2)            *
Michael T. McNeight ...................................                5,000 (2)            *
Lisa M. Campbell ......................................               22,500 (2)            *
Judith A. Vitale ......................................               14,770 (2)            *
All directors and executive officers as a group
   (7 persons) ........................................            2,020,294 (2)         39.2

-----------------------
1) The address for Richard T. Brock is 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339.
2) Includes shares subject to options exercisable on or before May 23, 1999.


                             EXECUTIVE COMPENSATION

         Under the SEC rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following report on executive compensation. Set forth below is a discussion of the Company's executive compensation philosophy and policies as established and implemented by the Compensation Committee for 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In early 1998, the Compensation Committee set the levels and types of compensation for its executive officers for 1998 based generally upon (i) perceived levels and types of compensation paid by the Company's competitors to their executive officers, (ii) the desire to have some portion of each executive officers' compensation be incentive in nature and (iii) an evaluation of each executive officer's ability to contribute to the continued success of the Company. In addition, certain components of several compensation packages resulted from negotiations conducted in connection with the hiring of new executive officers.

        In determining appropriate compensation packages for employees, the Compensation Committee has worked toward establishing an increasingly objective policy which is designed to:

                  - Provide for an annual evaluation of the base salaries and incentive compensation paid to key employees in an effort to maintain the Company's competitive position;

                  - Emphasize the incentive aspect of compensation for sales personnel by making the incentive element (primarily commissions) comprise as much as 60% of the total compensation package for such personnel;

                  - Motivate and reward officers and align their interests with the interests of shareholders through the grant of stock options; and

                  - Establish compensation packages such that the Company's key employees are paid in the top one-half of the "market" for comparable positions.

         As noted above, the Compensation Committee annually evaluates and adjusts, if necessary, the proportions of the base, short-term incentive and long-term incentive compensation components of each officer's compensation package to accommodate for changes in the market for such officers' services and to encourage desired individual performance modifications. Changes in total compensation levels are made annually based on an assessment of each officer's performance and the composition of the officer's current compensation package. Such changes in annual compensation are effective on January 1 of each year. Performance is judged according to the following criteria:

                  (1) The officer's ability to meet financial performance goals of the Company for which he or she has significant responsibility;

                  (2) The officer's ability to orchestrate projects and implement strategies in a timely manner within his or her department or functional unit in the context of company plans;

                  (3) The officer's ability to use problem-solving, communication and technical skills effectively, and

                  (4) The officer's ability to handle administrative matters and relationships with other employees professionally.

         In light of the Company's compensation policy, the components of its executive compensation program in 1999 will be base salaries, short-term incentive awards in the form of cash bonuses or commissions and long-term incentive awards in the form of stock options. The procedure used to determine the level of each of these components of compensation is discussed in more detail below.

         Base Salaries. The Compensation Committee typically reviews various studies and reports regarding base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company. Although the data used by such compensation consultants may be available publicly, the Compensation Committee uses such industry information in the form provided by its compensation consultants in order to take advantage of the analytical input provided by such consultants that makes such industry information more directly applicable to the Company and the functions performed by its executive officers. The Compensation Committee then sets each officer's salary level based on the officer's experience level, the scope and complexity of the position held (taking into account any changes to be made) and the officer's performance during the past year. Generally, base salaries are targeted to be in the 50 to 65 percentile range of compensation paid by such other companies, although in certain instances base salaries may be set higher in order to attract and retain exceptional employees.

         Short-Term Incentive Compensation -- Bonuses and Commissions. The goal of the short-term incentive component of the Company's compensation packages is to place a significant portion of each officer's compensation at risk to encourage and reward a high level of performance each year. For 1998 the Compensation Committee first determined that the principal measure for determining the incentive element of short-term compensation for executive officers should be meeting budgeted pre-tax and pre-investment income or loss projections. The Company experienced 35% achievement of the goals, and, as a result, the company performance incentive element of the short-term bonus package for the Company's executive officers resulted in payout of 35% of the short-term incentive bonuses in 1998.

         Generally, the Compensation Committee seeks to set short-term incentive compensation levels at 20% to 60% of salary. The criteria for earning bonuses differs slightly for each officer depending upon his or her functional duties, but generally includes a Company-level financial performance target (usually growth in operating income, as indicated above) and individual performance objectives (not necessarily financial in nature).

         Long-Term Incentive Compensation -- Stock Options. The goal of the long-term incentive component of the Company's compensation packages is to secure, motivate and reward officers and align their interests with the interests of shareholders through the grant of stock options. Under the Option Plan, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees. The number of options granted is based on the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee's assessment of the officer's ability to contribute to the long-term success of the Company. The Compensation Committee receives and takes into account data provided by its compensation consultants regarding executives in comparable positions and management's recommendations concerning proposed option grants. No particular weight is given to any single factor. Options granted generally vest in equal annual increments over a period of two to four years and terminate at the end of 10 years. For a summary of option grants in 1998 to the Company's named executive officers, see "Executive Compensation Tables - Table II - Option Grants in 1998."

         Compensation of the Chief Executive Officer. The Compensation of Mr. MacIntyre was established for 1998 by the Compensation Committee. His base salary for 1998 was $200,000. The salary was based on the Compensation Committee's assessment of Mr. MacIntyre's contributions to the Company and his experience and capabilities in the Company's industry. Mr. MacIntyre's short-term incentive was $120,000 of which he received $41,400, determined by the Company performance incentive bonus described above as short-term incentive compensation. Mr. MacIntyre resigned his position as Chief Executive Officer on March 26, 1999, but remains with the Company in a non-executive consulting position. Mr. Brock assumed the position of Chief Executive Officer as of March 26, 1999. Mr. Brock's salary has been set at $200,000 with a short term incentive of $120,000 annually.

         Limitations on Deductibility of Compensation. Under the Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee has not and does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.



                                          THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          John F. Keane
                                          Michael T. McNeight
                                          James R. Porter

         The report on executive compensation of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Shareholders or Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, the Compensation Committee of the Board of Directors consisted of Messrs. Brock, Mohammadioun, Keane and Porter, until May 1998, when Mr. Mohammadioun resigned and Mr. McNeight was appointed to the Compensation Committee, with Mr. Porter serving as Chairman. None of such members serves or has served as an officer or employee of the Company, except Mr. Brock who was an officer of the Company until January 1, 1997. Mr. Brock resigned from the Compensation Committee effective March 26, 1999, upon his re-election as President and Chief Executive Officer at the time of Mr. MacIntyre's resignation. No executive officer of any entity with an executive officer of the Company serving as one of its directors served on the Company's Board of Directors during 1998.

CERTAIN TRANSACTIONS

         During 1998, the Company paid $110,250 to a third party software provider whose Chief Executive Officer is Said Mohammadioun, who was a member of the Board of Directors until May 6, 1998. The payments were made in accordance with an agreement dated January 1, 1998. The Company continues to use the third party software provider under the terms and conditions of the contract.

         Other than compensation arrangements described elsewhere in this Proxy Statement, and the above referenced transaction, the Company was not a party to any transaction (or series of transactions), nor did it have any relationship with any related party requiring disclosure of such transaction or relationship under applicable SEC disclosure rules during 1998.

EXECUTIVE COMPENSATION TABLES

         The following tables set forth certain information required by the SEC relating to various forms of compensation earned by the persons serving as Chief Executive Officer ("CEO") of the Company during 1998 and the four other executive officers whose total salary and bonus for 1998 equaled or exceeded $100,000. Such executive officers are hereinafter referred to as the Company's "named executive officers."

TABLE I - SUMMARY COMPENSATION TABLE
         Table I presents the total compensation paid to or accrued by the Company's named executive officers during 1996, 1997 and 1998.


                                           Annual Compensation                     Long-Term            All Other
                             ----------------------------------------------      Compensation (1)    Compensation (2)
                                                                  ($)           -----------------    ----------------
                                         ($)        ($)       Other Annual            Options
Name and Position             Year      Salary     Bonus     Compensation(3)          (#) (4)               ($)
-----------------             ----     -------     ------    ---------------    ------------------   ----------------


R. Douglas MacIntyre,          1998    200,000     41,400            0                 30,000             3,000
    President and CEO (5)      1997    200,000     81,000       62,500                      0             2,375
                               1996     13,718          0            0                500,000                 0

Stephen B. Spence,             1998     91,668     31,050            0                      0             2,304
    Vice President,            1997    100,000    122,160            0                 11,000             1,209
    Client Services (6)        1996     90,125     43,606            0                 13,000               651

Kenneth D. Barwick,            1998    112,500     48,553            0                      0                 0
    Sr. Vice President,        1997    101,731     45,483            0                100,000                 0
    Worldwide Sales (7)        1996       N/A        N/A           N/A                    N/A               N/A

Kenneth Schultz,               1998    130,000     13,975            0                 15,000             2,153
    Vice President,            1997     47,336     18,100            0                 50,000                 0
    Development (8)            1996        N/A        N/A          N/A                    N/A               N/A

Lisa M. Campbell,              1998    116,667     13,800            0                 10,000             1,675
     Vice President,           1997     76,718     16,200            0                 40,000               894
     Marketing (9)             1996        N/A        N/A          N/A                    N/A               N/A

Judith A. Vitale,              1998    100,000     18,625            0                  5,000             1,962
    Director of Finance        1997    100,000     27,150            0                  6,000             2,269
    and Administration         1996     84,792     18,125            0                  3,500             1,506


--------------

(1) The Company did not award any restricted stock or other long-term incentives other than stock options during 1996, 1997 or 1998 to its officers. Accordingly, columns relating to such awards have been omitted.
(2) Consists of Company matching contributions to the indicated person's 401 (k) plan account.
(3) Information with respect to certain perquisites and other personal benefits awarded to the named executive officers has been omitted because in each case, the aggregate value of these items is less than $50,000 or 10% of the executive's annual salary and bonus for the years reported above.
(4) See "Table II - Option Grants in 1998" for a description of the material terms of the 1998 grants.
(5) Mr. MacIntyre was employed by the Company for only a portion of 1996. Mr. MacIntyre resigned as Chairman, President and Chief Executive Officer effective March 26, 1999.
(6)      Mr. Spence was employed by the Company for only a portion of 1998.
(7) Mr. Barwick was employed by the Company for only a portion of 1997 and 1998. Mr. Barwick was not employed by the Company in 1996.
(8) Mr. Schultz was employed by the Company for only a portion of 1997. Mr. Schultz was not employed by the Company in 1996.
(9) Ms. Campbell was employed by the Company for only a portion of 1997. Ms. Campbell was not employed by the Company in 1996.

TABLE II - OPTION GRANTS IN 1998

         Table II presents information regarding options granted to the Company's named executive officers during 1998 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights ("SARs") and granted no SARs during 1998. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.


                                                                                                         Potential Realizable
                                                                                                           Value at Assumed
                                                               Individual Grants                            Annual Rates of
                                    -----------------------------------------------------------------        Stock Price
                                       No. of            % of Total                                        Appreciation for
                                     Securities            Options          Exercise                           Option Term
                                     Underlying           Granted to        or Base                      ----------------------
                                      Options             Employees          Price          Date of        5%              10%
Name                                  Granted            during Year       ($/Share)       Expiration      ($)             ($)
-------------                        ---------           -----------       --------        ----------    ---------------------

Mr. MacIntyre                        30,000(1)             7.29            4.69            5/07/08       $88,485      $224,240

Ms. Campbell                         10,000(1)             2.43            4.69            5/07/08       $29,495      $ 74,747

Mr. Schultz                          15,000(1)             3.65            2.5625          9/15/08       $24,172      $ 61,259

Ms. Vitale                            5,000(1)             1.22            2.5625          9/15/08       $ 8,058      $ 20,420


-------------------

(1) These options become exercisable in 25% increments on the first, second, third and fourth anniversaries of the date of grant. Shares may be withheld upon exercise to pay applicable withholding taxes. Under certain circumstances, the options are subject to immediate vesting in the event of a change of control of the Company.


TABLE III - AGGREGATED OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION VALUES

         No options were exercised by the named executive officers during 1998.

PERFORMANCE GRAPH

         The following indexed line graph indicates the Company's total return to shareholders from December 31, 1993 to December 31, 1998, as compared to total return for the Russell 2000 and Russell 2000-Technology indices for the same period. The Russell 2000 index is comprised of the 2,000 publicly traded companies with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies with the highest market capitalizations. The Russell 2000-Technology index is comprised of the 2,000 publicly traded companies in the high-technology industry with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies in the high-technology industry with the highest market capitalizations.

                                    [GRAPH]

                                 December 31,     December 31,     December 31,     December 31,     December 31,     December 31,
                                     1993             1994             1995             1996             1997             1998
                                 ------------     ------------     ------------     ------------     ------------     ------------
Firstwave Technologies, Inc.        100                33              50               20               17               16
Russell 2000-Technology Index       100               114             170              188              191              215
Russell 2000 Index                  100                98             126              147              180              179

                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.



                            SOLICITATION OF PROXIES

         The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. Certain directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.


                              INDEPENDENT AUDITORS

         The firm of PricewaterhouseCoopers LLP served as the Company's independent auditors for 1998 and the Board of Directors has reappointed this firm as the Company's independent auditors for 1999. A representative of this firm is expected to attend the Annual Meeting to respond to questions from shareholders and to make a statement if he so desires.


                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the 2000 Annual Meeting must be received by the Company at its executive offices at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, Attention: Mr. Richard T. Brock, on or prior to December 2, 1999.

         The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2000 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office not later than February 18, 2000, and certain other conditions of the applicable rules of the SEC are satisfied.


                                 ANNUAL REPORT

         The Company's 1998 Annual Report to Shareholders (which is not part of the Company's proxy soliciting material) is being mailed to the Company's shareholders with this Proxy Statement.


April 2, 1999
Atlanta, Georgia

                          FIRSTWAVE TECHNOLOGIES, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRSTWAVE
                               TECHNOLOGIES, INC.

    The undersigned shareholder(s) of Firstwave Technologies, Inc., a Georgia Corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 2, 1999, and hereby appoints Richard T. Brock and Judith A. Vitale, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the same name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on Thursday, May 6, 1999 at the Corporate Offices of Firstwave Technologies, Atlanta, Georgia, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)  Election of Directors

   [ ]  FOR all nominees listed below                            [ ]  WITHHOLD AUTHORITY to vote for all nominees
        (except as indicated otherwise below)                         listed below

NOMINEES: Richard T. Brock, Michael T. McNeight, John F. Keane, James R. Porter, and Roger A. Babb

INSTRUCTIONS: To withhold authority for any individual nominee, mark "FOR" above and write the name of the nominee for whom you wish to withhold authority in the space provided below:

--------------------------------------------------------------------------------

(2) In their discretion, to transact such matter or matters which may properly come before the meeting or any adjournment(s) thereof.

PLEASE COMPLETE, DATE SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed will be voted in accordance with the directions given by the undersigned shareholder(s). If no direction is made, it will be voted FOR the items listed (1) through (2) and as the proxies deem advisable on such other matters as may come before the meeting.

                                                  Dated: ---------------- , 1999

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature (if held jointly)
                                                  Title of authority (if
                                                  applicable)
                                                  NOTE: Please sign exactly as
                                                  name appears hereon. If shares
                                                  are registered in more than
                                                  one name, the signature of all
                                                  persons are required. A
                                                  corporation should sign its
                                                  full corporate name by a duly
                                                  authorized officer, stating
                                                  his or her title. Trustees,
                                                  guardians, executors and
                                                  administrators should sign in
                                                  their official capacity,
                                                  giving their full title as
                                                  such. If a partnership, please
                                                  sign in the partnership name
                                                  by an authorized person.